EXHIBIT 10.1

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------

         This Agreement is made as of June 6, 2003, by and between Telenetics Corporation ("Telenetics") on the one hand, and Comtel Electronics, Inc. dba Corlund Electronics - Tustin ("Corlund - Tustin") and Corlund Electronics Corporation dba Corlund Electronics - Camarillo ("Corlund - Camarillo"), on the other hand, as follows:

                                    RECITALS
                                    --------

         A. On or about February 21, 2003, Telenetics commenced against Corlund
- Tustin and Corlund - Camarillo the litigation styled TELENETICS CORPORATION V. COMTEL ELECTRONICS, INC., ET AL., Orange County Superior Court Case No. 03CC03611.. (Hereinafter, the above-referenced litigation , including Telenetics' Complaint and Corlund - Tustin's Cross-Complaint, shall be referred to as the "Litigation.") On or about April 7, 2003, Corlund - Tustin filed a cross-complaint against Telenetics. The Litigation is presently pending.

         B. The parties hereto desire to settle and resolve the Litigation as well as all disputes and other matters between Telenetics on the one hand, and Corlund - Tustin and Corlund - Camarillo, on the other hand.

         NOW THEREFORE, in consideration of the foregoing, and for other valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------

         1. PAYMENT BY TELENETICS. Telenetics shall pay to Corlund - Tustin the sum of $1,000,000. Payments shall be made as follows:

         (i) Telenetics shall pay the sum of $500,000 on or before June 20, 2003;

         (ii) Telenetics shall pay the sum of $250,000 on or before July 21, 2003 (provided, however that such payment shall be deemed timely made if actually received on or before July 28, 2003); and

         (iii) Telenetics shall pay the sum of $250,000 on or before August 20, 2003 (provided, however that such payment shall be deemed timely made if actually received on or before August 27, 2003).

         2. ADDITIONAL PAYMENT BY TELENETICS. On or before November 13, 2003, Telenetics shall pay to Corlund - Tustin an additional sum (presently estimated to be approximately $500,000) equal to the amount by which accounts of Telenetics that were specifically assigned pursuant to that certain agreement entitled "Assignment of Accounts Receivable" and dated September 7, 2001 (as supplemented from time-to-time with additional assigned accounts) and that have been or will be collected by Telenetics exceeds the sum of $1,000,000. (Such payment shall be deemed timely made if actually received on or before November 20, 2003). The amount to be paid by Telenetics pursuant to this section 2 shall be reduced by an amount equal to any collections by Corlund - Tustin on accounts not specifically assigned to Corlund - Tustin. The parties will cooperate and share all appropriate information to enable them to conduct an accounting to determine the sum payable pursuant to this section. If the parties are unable to agree by August 15, 2003 upon the amount to be paid by Telenetics pursuant to this section, the parties will retain a certified public accountant to conduct an appropriate audit/accounting and to determine the amount payable by Telenetics pursuant to this section. If the parties are unable to agree upon an accountant to conduct the audit/accounting, Telenetics and Corlund - Tustin each will choose an accountant, and such accountants will choose a third accountant who will be the sole accountant to conduct the audit/accounting. The fees and costs of the accountant who conducts the audit/accounting shall be split equally between Telenetics and Corlund - Tustin. The results of the accountant's audit/accounting shall be binding on the parties and no party shall have any right to contest the same in any manner in any litigation, arbitration, or other proceeding. Notwithstanding the foregoing, Telenetics shall not be required to pay Corlund -Tustin in excess of $912,335 pursuant to this section 2.

         3. COLLECTION OF ASSIGNED ACCOUNTS. To the extent that accounts of Telenetics that were specifically assigned pursuant to that certain agreement entitled "Assignment of Accounts Receivable" and dated September 7, 2001 (as supplemented from time-to-time with additional assigned accounts) have not been and will not be collected by Telenetics, Telenetics will take all reasonable steps requested by Corlund - Tustin to assist Corlund - Tustin to collect such accounts. Such reasonable steps may include, but shall not necessarily be limited to: (i) providing Corlund - Tustin with contact information for the account debtors, and (ii) executing joint correspondence (prepared by Corlund - Tustin) to the account debtors instructing them to pay Corlund - Tustin directly. To the extent any of the account debtors with respect to any assigned accounts pay Telenetics directly, Telenetics shall segregate the funds received and within one business day turn over such funds to Corlund -Tustin. Telenetics shall cause Rutan & Tucker and Shala Shashani/SMC Group to execute a Release of Interest In Accounts Receivable in substantially the form attached hereto as Exhibit "A." To the extent the accounts to be collected pursuant to this section 3 are not collected in full by November 1, 2003, Telenetics shall pay to Corlund -Tustin on or before November 13, 2003, all amounts not collected with respect to such accounts.

         4. PURCHASE OF INVENTORY. Telenetics shall purchase from Corlund - Tustin, at the total cost to Corlund - Tustin (which will be deemed to be actual cost plus a 7.5% handling charge), inventory that Corlund - Tustin had purchased as of January 31, 2003 for the purpose of manufacturing products for Telenetics. Telenetics shall make sufficient purchases of inventory each calendar quarter so that the total amount paid to Corlund - Tustin in each of the four calendar quarters commencing with the calendar quarter ending September 30, 2003 and continuing through the calendar quarter ending June 30, 2004 for inventory purchases is not less than $100,000.00, for a total minimum inventory purchase obligation of $400,000. Telenetics is not obligated to make any purchases of inventory beyond the specified minimum $100,000 per quarter. Notwithstanding the foregoing, Telenetics shall be entitled to purchase inventory at a discount from the total cost to Corlund - Tustin in accordance with the following schedule:

         DATE OF PURCHASE AND PAYMENT                DISCOUNT FROM TOTAL COST

         Through 7/9/03                                       40%

         From 7/10/03 through 8/9/03                          30%

         From 8/10/03 through 9/9/03                          20%

         From 9/10/03 and after                                0%

Provided, however, that any inventory purchases in excess of $100,000 in any one calendar quarter shall not reduce the minimum $100,000 purchase requirement for any succeeding calendar quarter, unless such inventory purchases were made at total cost (i.e., without application of any discount pursuant to the above schedule). The terms for purchases pursuant to this section shall be COD and in the form of wire transfer or cashier's check. Title to purchased inventory shall not pass to Telenetics until payment in full has been received and all funds have cleared. Notwithstanding the foregoing, Corlund - Tustin may exercise its discretion to not sell any inventory to Telenetics, and Corlund - Tustin reserves the right to sell any and all inventory to anyone on any terms it chooses.

         5. PAYMENT INSTRUCTIONS. All payments to Corlund-Tustin pursuant to this Settlement Agreement shall be directed pursuant to the instructions set forth in Exhibit "B" hereto.

         6. RELEASE OF CORLUND - TUSTIN AND CORLUND - CAMARILLO. Upon payment to Corlund - Tustin of all sums required to be paid pursuant to section 1 above Telenetics, for itself and its predecessors, successors, representatives, agents, transferees, attorneys, insurance companies, employees, officers, directors, affiliates, owners, shareholders, and assigns, fully and forever releases and discharges Corlund - Tustin and Corlund - Camarillo, as well as Comtel Holdings, Inc. and Alton Diversified Holdings, Inc., and each of them, and their respective predecessors, successors, representatives, agents, transferees, attorneys, insurance companies, employees, officers, directors, affiliates, owners, shareholders, lenders (including but not limited to UPS Capital Corporation), and assigns from any and all claims, debts, liabilities, demands, obligations, guarantees, costs, expenses, attorneys' fees, damages, actions, and causes of action of whatever kind or nature, whether known or unknown, with the exception of the obligations arising out of this Agreement.

         7. RELEASE OF TELENETICS. Upon payment to Corlund - Tustin of all sums required to be paid pursuant to section 1 above Corlund - Tustin and Corlund - Camarillo, and each of them, for themselves and their respective predecessors, successors, representatives, agents, transferees, attorneys, insurance companies, employees, officers, directors, affiliates, owners, shareholders, and assigns, fully and forever release and discharge Telenetics and its predecessors, successors, representatives, agents, transferees, attorneys, insurance companies, employees, officers, directors, affiliates, owners, shareholders, lenders, and assigns from any and all claims, debts, liabilities, demands, obligations, guarantees, costs, expenses, attorneys' fees, damages, actions, and causes of action of whatever kind or nature, whether known or unknown, with the exception of the obligations arising out of this Agreement.

         8. WAIVER OF SECTION 1542 RIGHTS. It is the intention of the parties hereto that upon their taking effect, the releases set forth in sections 6 and 7 be effective as a bar to all claims, demands, controversies, actions, causes of action, and obligations, of whatsoever character, nature, and kind, known or unknown, suspected or unsuspected, specified in sections 6 and 7 to be so barred; in furtherance of this intention, the parties expressly waive any and all rights and benefits conferred by the provisions of section 1542 of the California Civil Code, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each party hereto understands and acknowledges the significance and consequences of such specific waiver of Section 1542 and hereby assumes full responsibility for any injuries, damages, losses or liabilities of or to such party that may hereafter occur or become known to such party, notwithstanding that such injuries, damages, losses or liabilities may presently be unknown to such party.

         9. RESOLUTION OF LITIGATION. The Litigation shall be resolved by filing of the stipulated judgment pursuant to section 11 below.

         10. SECURITY / NOTIFICATION OF ACCOUNT DEBTORS. Telenetics' obligations pursuant to this Settlement Agreement arise out of that certain Manufacturing Agreement dated December 29, 2000, as amended by that certain Amendment to Manufacturing Agreement dated August 31, 2002, and such obligations shall be secured by one or more Security Agreements in effect between the parties. Corlund-Tustin is authorized to file any appropriate UCC-1 financing statements to perfect any security interests not previously perfected. All Security Agreements and financing statements shall remain in effect until Telenetics has fully performed pursuant to this Settlement Agreement. Without limiting the foregoing, and without waiving any security interest(s), upon payment by Telenetics pursuant to section 1(i) above, Corlund - Tustin shall execute and send to Telenetics' account debtors whose obligations to Telenetics were not assigned to Corlund - Tustin a letter in substantially the form attached hereto as Exhibit "C".

         11. STIPULATED JUDGMENT. Telenetics shall stipulate to a judgment in the amount of $5,200,000 in substantially the form attached hereto as Exhibit "D". Such judgment shall be deemed satisfied as follows: (i) the judgment shall be deemed satisfied by 1/3 upon payment of the amount required by section 1(i) above, (ii) the judgment shall be deemed satisfied by 1/6 upon payment of the amount required by section 1(ii) above, (iii) the judgment shall be deemed satisfied by 1/6 upon payment of the amount required by section 1(iii) above, and the judgment shall be deemed satisfied by 1/3 upon payment of the amount required by section 2 above. Such judgment may be enforced only in accordance with section 12 below.

         12. DEFAULT. In the event Telenetics fails to comply with any monetary obligation hereunder, or in the event Telenetics fails to comply with any non-monetary obligation after 10 days' notice in accordance with the notice provisions of section 27 below, Corlund - Tustin and/or Corlund - Camarillo may declare a default hereunder, in which case Comtel- Tustin and/or Comtel - Camarillo may proceed to take all appropriate steps to enforce Telenetics' obligation's pursuant to this agreement, including but not limited to enforcing the stipulated judgment pursuant to section 11 above; provided, however, that Corlund - Tustin shall be entitled to enforce such judgment only to the extent that some amount thereunder remains unsatisfied after application of the adjustments provided in section 11 above.

         13. WARRANTY RE SECURITY INTERESTS IN ACCOUNTS. TELENETICS WARRANTS AND REPRESENTS THAT THE ONLY PERSONS OR ENTITIES WITH SECURITY INTERESTS IN TELENETICS' ACCOUNTS RECEIVABLE ARE THE PARTIES WHO ARE TO EXECUTE EXHIBIT "A" HERETO, AND NO ONE ELSE. ON OR BEFORE JULY 28, 2003, TELENETICS SHALL PROVIDE COPIES OF CURRENT UCC-1 FILINGS BY SECURED PARTIES OF RECORD TO EVIDENCE THE WARRANTY CONTAINED IN THIS SECTION 13.

         14. INTEGRATION CLAUSE. This Agreement contains the entire agreement between the parties relating to the settlement and transactions contemplated hereby, and all prior or contemporaneous needs, agreements, understandings, representations, and statements, whether oral or written, and whether by a party hereto or such party's legal counsel, are merged herein.

         15. MODIFICATION. This Agreement may not be changed, altered, or modified except in a writing signed by the parties. This Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the parties.

         16. CALIFORNIA LAW. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California except to the extent that federal bankruptcy law applies.

         17. NO PRIOR ASSIGNMENTS. The parties hereto each represent and warrant to each other that they have not assigned or transferred to any third party any of the rights, claims, causes of action, or other matters that they are obligated to release or transfer pursuant to this Agreement.

         18. SIGNATORIES' AUTHORITY. Each entity executing this Agreement represents that it is authorized to do so. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of that entity.

         19. BINDING ON SUCCESSORS AND ASSIGNS. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

         20. ATTORNEYS' FEES AND COSTS. In the event any party hereto fails to perform any of its obligations under this Agreement, or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other parties in enforcing or establishing their rights hereunder, including without limitation court costs and reasonable attorneys' fees.

         21. NO ADMISSION OF LIABILITY. The parties expressly recognize and agree that the terms and conditions of this Agreement constitute a compromise of contested matters, and neither the offer nor the acceptance of the terms and conditions represent an admission regarding liability or regarding the merits of any other party's claims or assertions.

         22. EXECUTION OF DOCUMENTS. Each party agrees to execute all such further documents as shall be necessary or appropriate to carry out all of the provisions of this Agreement.

         23. NON-RELIANCE UPON REPRESENTATIONS. Except as expressly stated in this Agreement, no party hereto, nor any officer, agent, employee, representative, or attorney for any party, has made any statement or representation to any other party hereto regarding any fact relied upon in entering into this Agreement, and no party hereto relies upon any such statement or representation in executing this Agreement.

         24. REVIEW AND CONSULTATION WITH COUNSEL. The parties have read this Agreement, have had the opportunity to consult with counsel of their own choosing in connection with this Agreement, and have made such investigation of the facts as they deem necessary.

         25. TIME OF ESSENCE. Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Agreement.

         26. CONSTRUCTION. This Agreement shall not be construed against the party preparing it, but shall be construed as if both parties prepared it.

         27. NOTICES. Unless otherwise specifically provided herein, all notices, demands, or other communications given hereunder shall be in writing and shall be deemed to have been duly given as of the second business day after mailing by United States certified mail, return receipt requested, addressed as follows:

         To Corlund  - Tustin:

         Lyle Jensen, CEO
         Comtel Electronics, Inc.
         14101 Myford Road
         Tustin, CA 92780

         To Corlund - Camarillo:

         Lyle Jensen, CEO
         Corlund Electronics, Inc.
         2385 E. Pleasant Valley Rd.
         Camarillo, CA 93012


         with a copy to:

         K. Todd Curry, Esq. Sullivan, Hill, Lewin, Rez & Engel
         550 West C Street, Ste. 1500
         San Diego, CA 92101
         Telephone: (619) 233-4100
         Facsimile: (619) 231-4372

         To Telenetics:

         David Stone, President
         Telenetics Corporation
         25111 Arctic Ocean Drive
         Lake Forest, CA 92630


         with a copy to:

         Robert J. Huston III, Esq.
         4299 MacArthur Blvd., Ste. 100
         Newport Beach, CA 92660
         Telephone: (949) 752-9180
         Facsimile:   (949) 752-9180

or to such other address or other person as either party hereto shall designate to the other in writing.

         28. COUNTERPARTS. This Agreement may be executed in one or more counterparts with the same force and effect as if executed in a single, complete document.

         IN WITNESS WHEREOF, the parties and their respective attorneys have approved and executed this Agreement on the dates set forth opposite their respective signatures.





Dated:__________________________, 2003       TELENETICS CORPORATION


                                             By:________________________
                                             Its:_______________________


Dated:__________________________, 2003       COMTEL ELECTRONICS, INC. dba
                                             Corlund Electronics -
                                             Tustin



                                             By:________________________
                                             Its:_______________________


Dated:__________________________, 2003       CORLUND ELECTRONICS CORPORATION
                                             dba Corlund Electronics
                                             - Camarillo


                                             By:________________________
                                             Its:_______________________

Approved as to Form and Content:



Dated:__________________________, 2003      ___________________________
                                            Robert J. Huston III
                                            Attorney for Telenetics Corporation


                                            SULLIVAN, HILL, LEWIN, REZ & ENGEL
                                            A Professional Law Corporation


                                            By:______________________________
                                               K. Todd Curry

                                               Attorneys for Comtel
                                               Electronics, Inc. dba
                                               Corlund Electronics -
                                               Tustin, and Corlund
                                               Electronics Corporation
                                               dba Corlund Electronics -
                                               Camarillo

                                   EXHIBIT "A"

                   RELEASE OF INTEREST IN ACCOUNTS RECEIVABLE


         For value received, the undersigned secured creditors of Telenetics Corporation ("Telenetics") hereby release any and all right, title, and interest in and to the accounts owed to Telenetics that are listed in the Attachment hereto consisting of Schedule B-1 through Schedule B-68 to the Assignment of Accounts Receivable agreement inclusive, totaling 78 pages. The undersigned hereby authorize Comtel Electronics, Inc dba Corlund Electronics - Tustin ("Corlund - Tustin") and its agents to execute and file and their behalf one or more appropriate UCC releases with respect to the accounts listed in the Attachment hereto. To the extent necessary and allowed by law, the undersigned irrevocably appoint Corlund - Tustin or its agents as attorney-in-fact, which power is coupled with an interest, with full authority in the place and stead of the undersigned, to execute any UCC releases relative to all or any portion of the accounts listed in the Attachment hereto in the name of the undersigned or without the signature of the undersigned.


Dated:  _________________________   RUTAN & TUCKER


                                     By: ______________________________

                                         ________________________name, title



Dated:  _________________________   SMC GROUP


                                    By: ______________________________

                                        ________________________name, title



Dated:  _________________________   ______________________________
                                    Shala Shashani